Exhibit 99.8(q)

FUND PARTICIPATION AGREEMENT

THIS AGREEMENT, made as of the 30th day of November 2020, by and between NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST (“TRUST”), NEUBERGER BERMAN BD LLC (“NB BD”), a Delaware limited liability company, and PROTECTIVE LIFE INSURANCE COMPANY (the “LIFE COMPANY”).

WHEREAS, TRUST is registered with the Securities and Exchange Commission (“SEC”) under the Investment Company Act of 1940, as amended (“40 Act”) as an open-end, diversified management investment company; and

WHEREAS, TRUST is organized as a series fund comprised of several portfolios (“Portfolios”), the currently available of which are listed on Appendix A hereto; and

WHEREAS, TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts (“Variable Contracts”) offered by life insurance companies through separate accounts of such life insurance companies (“Participating Insurance Companies”) and also offers its shares to certain qualified pension and retirement plans; and

WHEREAS, TRUST has received an order from the SEC, dated May 5, 1995 (File No. 812-9164), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the ‘40 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the TRUST to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the “Order”); and

WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts (“Separate Accounts”) to offer Variable Contracts and is desirous of having TRUST as one of the underlying funding vehicles for such Variable Contracts; and

WHEREAS, NB BD is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and as a broker-dealer under the Securities Exchange Act of 1934, as amended; and

WHEREAS, NB BD is the distributor and principal underwriter, as that term is defined in the 40 Act, of the shares of each Portfolio of TRUST; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to LIFE COMPANY at net asset value;

NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, TRUST, and NB BD agree as follows:

Article I. SALE OF TRUST SHARES

1.1                               TRUST agrees to make available to the Separate Accounts of LIFE COMPANY shares of the selected Portfolios as listed in Appendix A for investment of proceeds from Variable Contracts allocated to the designated Separate Accounts, such shares to be offered as provided in TRUST’s Prospectus.

1.2                               TRUST agrees to sell to LIFE COMPANY those shares of the selected Portfolios of TRUST which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST.  For purposes of this Section 1.2, LIFE COMPANY shall be the designee of TRUST for receipt of such orders from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such order by 11:00 a.m. New York Time on the next following Business Day.  “Business Day” shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.

1.3                               TRUST agrees to redeem for cash, on LIFE COMPANY’s request, any full or fractional shares of TRUST held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the request for redemption.  For purposes of this Section 1.3, LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such request for redemption by 11:00 a.m. New York time on the next following Business Day.

1.4                               TRUST shall furnish, on or before the ex-dividend date, notice to LIFE COMPANY of any income dividends or capital gain distributions payable on the shares of any Portfolio of TRUST.  LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio’s shares in additional shares of the Portfolio.  TRUST shall notify LIFE COMPANY of the number of shares so issued as payment of such dividends and distributions.  LIFE COMPANY reserves the right to revoke this election by written notice to the Trust.

1.5                               TRUST shall make the net asset value per share for the selected Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per share is calculated but shall use its best efforts to make such net asset value available by 6:30 p.m. New York time.  If TRUST provides LIFE COMPANY with materially incorrect share net asset value information through no fault of LIFE COMPANY, LIFE COMPANY on behalf of the Separate Accounts, shall be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value and the TRUST shall bear the reasonable and necessary expenses of correcting such errors including correcting statements previously provided to Contract owners in connection with TRUST shares held by Variable Contract owners or in adjusting proceeds paid to Variable Contract owners who have redeemed interests under their Variable Contracts.  Any material error (determined in accordance with SEC guidelines) in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY.

1.6                               At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day.  Using these unit values, LIFE COMPANY shall process each such business day’s Separate Account transactions based on requests and premiums received by it by the time as of which the TRUST calculates its share price as disclosed in the prospectus for the TRUST to determine the net dollar amount of TRUST shares which shall be purchased or redeemed at that day’s closing net asset value per share. The net share purchase or redemption orders so determined shall be transmitted to TRUST by LIFE COMPANY by 11:00 a.m. New York Time on the Business Day next following LIFE COMPANY’s receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

1.7                               If LIFE COMPANY’s order requests the net purchase of TRUST shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account on the day the order is actually transmitted by LIFE COMPANY by 4:00 p.m. New York Time.  If LIFE COMPANY’s order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, TRUST shall wire the redemption proceeds to LIFE COMPANY on the day the order is actually received by TRUST by 4:00 p.m. New York Time unless doing so would require TRUST to dispose of portfolio securities or otherwise incur additional costs, but in such event, proceeds shall be wired to LIFE COMPANY within seven days and TRUST shall notify the person designated in writing by LIFE COMPANY as the recipient for such notice of such delay by 4:00 p.m. New York Time the same business day that LIFE COMPANY transmits the redemption order to TRUST.  If LIFE COMPANY’s order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another fund administered or distributed by NB BD, TRUST shall so apply such proceeds on the same Business Day that LIFE COMPANY transmits such order to TRUST.

1.8                               Notwithstanding Section 1.7, TRUST reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the 40 Act and any rules thereunder.

1.9                               TRUST agrees that all shares of the Portfolios of TRUST will be sold only to Participating Insurance Companies which have agreed to participate in TRUST to fund their Separate Accounts and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended (“Code”) and Treasury Regulation 1.817-5.  Shares of the Portfolios of TRUST will not be sold directly to the general public.

1.10                        TRUST may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of TRUST, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of such Portfolios.

1.10                        Notwithstanding any other provision to the contrary, to the extent that LIFE COMPANY utilizes the National Securities Clearing Corporation’s (“NSCC”) Mutual Fund Settlement, Entry and Registration Verification system (“Fund/SERV”), then the following provisions shall apply:

a.                                      On each Business Day, LIFE COMPANY shall aggregate purchase orders and redemption orders for each Separate Account received by LIFE COMPANY prior to the Close of Trading on Business Day and shall communicate to the TRUST by National Securities Clearing Corporation’s (“NSCC”) Mutual Fund Settlement, Entry and Registration Verification system (“Fund/SERV”) the aggregate purchase and redemption orders for each Separate Account received by Insurance Company prior to the Close of Trading by no later than the NSCC’s Defined Contribution Clearance & Settlement (“DCC&S”) cycle 8 (generally 7:30 a.m. Eastern time) on the following Business Day.

b.                                      The LIFE COMPANY or its designee certifies that all instructions delivered to the TRUST or its designee on any Business Day shall have been received by the LIFE COMPANY or its designee from the Separate Account based on instructions from Contract owners received by the close of trading (normally 4:00 p.m. New York time) on the New York Stock Exchange (the “Close of Trading”) on such Business Day and that any instructions received by the LIFE COMPANY or its designee after the Close of Trading on any given Business Day will be transmitted to the TRUST or its designee on the next Business Day. The LIFE COMPANY or its designee further certifies that all such Instructions received by it from the Separate Account based on instructions from Variable Contract owners by the Close of Trading on any Business Day will be delivered to the TRUST or its designee on such Business Day.

c.                                       Trade and, if applicable, broker/dealer information provided by the LIFE COMPANY or its designee to the TRUST or its designee through Fund/SERV shall be accurate, complete and, in the format prescribed by the NSCC. All instructions by the LIFE COMPANY or its designee for each Fund/SERV transaction shall be true and correct and will have been duly authorized. The LIFE COMPANY or its designee shall adopt, implement and maintain procedures reasonably designed to ensure the accuracy of all transmissions through Fund/SERV and to limit the access to, and the inputting of data into, Fund/SERV to persons specifically authorized by the LIFE COMPANY.

d.                                      The LIFE COMPANY or its designee shall perform any and all duties, functions, procedures and responsibilities assigned to it under this Agreement and as otherwise established by the NSCC. The LIFE COMPANY or its designee shall conduct each of the forgoing activities in a competent manner and in compliance with (a) all applicable laws, rules and regulations, including NSCC rules and procedures relating to Fund/SERV, and (b) the then current prospectuses and statements of additional information of the Portfolios.

e.                                       For each Fund/SERV transaction, the LIFE COMPANY or its designee shall provide the TRUST and its designee with all information necessary or appropriate to establish and maintain each Fund/SERV transaction (and any subsequent changes to such information) which the LIFE COMPANY or its designee hereby certifies is and shall remain true and correct. The LIFE COMPANY or its designee shall maintain documents required by the TRUST or by applicable law, rules or regulations to effect Fund/SERV transactions.

f.                                        Processing errors which result from any delay or error caused by the LIFE COMPANY or its designee may be adjusted through Fund/SERV by the LIFE COMPANY or its designee by the necessary transactions on an as-of basis and the cost to the TRUST and its designee of such transactions shall be borne by the LIFE COMPANY; provided however, prior authorization must be obtained from the TRUST if the transaction is back dated more than one day or to a previous calendar year.

g.                                       Any information provided by the TRUST or its designee to the LIFE COMPANY or its designee electronically through Fund/SERV and pursuant to this Agreement shall satisfy the delivery obligations as outlined by SEC Rule 10b-10 and, as such, the TRUST and its designee have the informed consent of the LIFE COMPANY or its designee to suppress the delivery of this information using paper-media. The LIFE COMPANY or its designee will promptly verify the accuracy of all confirmations of transactions and records received by the LIFE COMPANY or its designee through Fund/SERV.

h.                                      Aggregate purchase and redemption orders accepted by the TRUST, but not transmitted via the DCC&S NSCC Fund/SERV, shall be processed and settled in accordance with the provisions of this Agreement without regard to this Section 1.10.

Article II.  REPRESENTATIONS AND WARRANTIES

2.1                               LIFE COMPANY represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that LIFE COMPANY the principal underwriter for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934.

2.2                               LIFE COMPANY represents and warrants that it has registered or, prior to any issuance or sale of the Variable Contracts, will register each Separate Account as a unit investment trust (“UIT”) in accordance with the provisions of the ‘40 Act and cause each Separate Account to remain so registered to serve as a segregated asset account for the Variable Contracts, unless an exemption from registration is available.

2.3                               LIFE COMPANY represents and warrants that the Variable Contracts will be registered under the Securities Act of 1933 (the “`33 Act”) unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements.

2.4                               LIFE COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

2.5                               LIFE COMPANY represents and warrants that it shall deliver such prospectuses, statements of additional information, proxy statements and periodic reports of the TRUST as required to be delivered under applicable federal or state law and interpretations of federal and state securities regulators thereunder in connection with the offer, sale or acquisition of the Variable Contracts.

2.6                               TRUST represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the ‘33 Act and sold in accordance with all applicable federal and state laws, and TRUST shall be registered under the ‘40 Act prior to and at the time of any issuance or sale of such shares.  TRUST shall amend its registration statement under the ‘33 Act and the ‘40 Act from time to time as required in order to effect the continuous offering of its shares.  TRUST shall register and qualify its shares for sale in accordance with the laws of the various states to the extent necessary to perform its obligations under this Agreement.

2.7                               TRUST represents and warrants that each Portfolio currently complies, and will continue to comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5 (or any successor or similar provisions), and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.  Upon request, and in any event no later than 60 days following the end of each calendar quarter,  TRUST will provide Company with a certificate of compliance with Section 817(h).

2.8                               TRUST represents and warrants that each Portfolio invested in by the Separate Account is currently qualified as a “regulated investment company” under Subchapter M of the Code, that it will maintain such qualification under Subchapter M (or any successor or similar provisions) and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to so qualify or might not so qualify in the future.

2.9                               Subject to review by LIFE COMPANY as provided in section 4.2 of this Agreement, LIFE COMPANY hereby consents to the use by TRUST of the name of LIFE COMPANY and to the reference by TRUST to the relationship between LIFE COMPANY and TRUST as part of an informational page on TRUST’S site on the World Wide Web portion of the Internet.  The LIFE COMPANY hereby further consents to TRUST’S establishing a link between TRUST’S site and LIFE COMPANY’s site from the same place that LIFE COMPANY is listed on TRUST’S site as described in the preceding sentence.

2.10                        The Trust represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, it will have a board of trustees, a majority of whom are not interested persons of the Trust, to formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.11                        The Trust represents that the Trust’s investment policies, fees and expenses are and shall at all times remain in compliance with the laws of the State of Delaware and the Trust represents that its respective operations are and shall at all times remain in material compliance with the laws of the State of Delaware to the extent required to perform this Agreement.

2.12                        The Trust represents that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

2.13                        NB BD represents and warrants that it is a member in good standing of the Financial Industry Regulatory Authority (“FINRA”) and is registered as a broker-dealer with the SEC.  NB BD further represents that it will sell and distribute the Trust’s share in accordance with the laws of the State of Delaware and any applicable state and federal securities law.

2.14                        The Trust represents and warrants that its directors, officers, employees dealing with the money and/or securities of the Trust are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Trust in an amount not less than the minimum coverage as required by Rule 17g-(1) under the 1940 Act or related provisions as may be promulgated from time to time.  The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.15                        NB BD represents and warrants that it is registered as an investment adviser and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Trust in compliance in all material respects with the laws of the State of Delaware and any applicable state and federal securities laws.

2.16                        Each party represents and warrants that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate, partnership or trust action, as applicable, by such party, and, when so executed and delivered, this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms.

2.17                        LIFE COMPANY represents and warrants that all orders for the purchase and sale of TRUST shares submitted to the TRUST (or counted by LIFE COMPANY in submitting a net order under Section 1.6 of the Agreement) for execution at a price based on the net asset value per share (“NAV”) of the Trust’s Portfolios next computed after receipt by LIFE COMPANY on a particular Business day, will have been received in good order by LIFE COMPANY prior to the time as of which the TRUST calculates its NAV on that Business Day, as disclosed in the prospectus for the pertinent Portfolio (the “trading deadline”), in accordance with Rule 22c-1 under the 1940 Act (subject only to exceptions as permitted under Rule 22c-1(c) under the 1940 Act, respecting initial purchase payments on variable annuity contracts, and to the established administrative procedures of LIFE COMPANY as described under Rule 6e-3(T), paragraph (b)(12)(iii) under the 1940 Act respecting premium processing for variable life insurance contracts).

2.18                        In the prospectus for the Portfolios, the TRUST reserves the right to reject an investment or exchange order or to withdrawal the exchange privilege from any investor that NB BD believes is trying to “time the market” or is otherwise making exchanges that Neuberger Berman Management LLC believes to be excessive (collectively, these practices are referred to herein as “excessive short-term trading”).  The Trust prospectus also discloses, and NB BD and LIFE COMPANY acknowledge, that frequent exchanges can interfere with fund management and affect costs and performance for other shareholders.  Accordingly, LIFE COMPANY agrees that it will cooperate with NB BD and the TRUST, by taking steps acceptable to NB BD and the TRUST to prevent its Variable Contract owners from excessive short-term trading in any Portfolio of the TRUST, which may include any one or more of the following measures: (i) by providing information, upon reasonable request, to NB BD and the TRUST, about cash flows into and out of any of the Portfolios from the separate accounts of LIFE COMPANY; (ii) by providing information, upon reasonable request, to NB BD and the TRUST, about any policies and procedures that LIFE COMPANY employs respecting frequent transfers of contract value among sub-accounts of the Separate Accounts, and about compliance with any such policies and procedures; (iii) by providing information, upon reasonable request, to NB BD and the TRUST respecting Variable Contract owner transactions, holdings and other information pertinent to the prevention of excessive short-term trading (although NB BD and TRUST acknowledge that such information need not include information that would identify owners of the Variable Contracts); (iv) by taking steps necessary, upon reasonable request of NB BD or the TRUST, to eliminate or prevent excessive short-term trading, including, but not limited to, restricting or withdrawing exchange privileges from Variable Contract owners that engage in excessive short-term trading to the extent permitted under applicable law and the terms of the Variable Contracts, and/or restricting and/or withdrawing a Variable Contract owner’s ability to make exchanges through automated means such as telephone, fax, or internet transmission; and (v) by assessing and collecting any redemption fee that may be adopted by the TRUST with respect to any Portfolio, either to comply with SEC rules or in accordance with any such determination made by the TRUST’s Board of Trustees. LIFE COMPANY represents that it shall abide by its policies and procedures reasonably designed to monitor and prevent market timing or excessive short-term trading by its Variable Contract owners.

2.19                        LIFE COMPANY will, upon reasonable request, certify to the TRUST and NB BD that LIFE COMPANY is in compliance with Items 2.17 and/or 2.18 above.

2.20                        The TRUST represents and warrants that it has adopted a compliance program in accordance with Rule 38a-1 under the 1940 Act, which includes appointing a Chief Compliance Officer (“CCO”) for the TRUST. The CCO is responsible for monitoring the operation of the TRUST’s compliance program, and for reviewing the compliance programs of service providers to the TRUST covered under Rule 38a-1 (“Covered Service Providers”).

2.21                        The parties to this Agreement represent and warrant that they shall comply with all the applicable laws and regulations designed to prevent money laundering including without limitation the International Money Laundering Abatement and Anti-Terrorist  Financing Act of 2001 (Title III of the USA PATRIOT ACT), and if required by such laws or regulations will share information with each other about individuals, entities, organizations and countries suspected of possible terrorist or money laundering activities in accordance with Section 314(b) of the USA PATRIOT ACT.

Article III.  PROSPECTUS AND PROXY STATEMENTS

3.1                               TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of TRUST.  TRUST shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

3.2                               TRUST will bear the printing costs (or duplicating costs with respect to the statement of additional information) and mailing costs (including postage) associated with the delivery of the following TRUST (or individual Portfolio) documents, and any supplements thereto, to existing Variable Contract owners of LIFE COMPANY (regardless of whether such documents are printed together with, or separate from, the documents for other trusts in the Variable Contracts):

(i)                                     prospectuses and statements of additional information;

(ii)                                  annual and semi-annual reports; and

(iii)                               proxy materials (including, but not limited to, the proxy cards, notice and statement, as well as the costs associated with tabulating votes). The TRUST may elect to retain, at its own expense, a proxy solicitation firm to perform some or all of the tasks necessary for the LIFE COMPANY to obtain voting instructions from Variable Contract owners.

LIFE COMPANY will submit any bills for printing, duplicating and/or mailing costs, relating to the TRUST documents described above, to TRUST for reimbursement by TRUST.  LIFE COMPANY shall monitor such costs and shall use its best efforts to control these costs.  LIFE COMPANY will provide TRUST on a semi-annual basis, or more frequently as reasonably requested by TRUST, with a current tabulation of the number of existing Variable Contract owners of LIFE COMPANY whose Variable Contract values are invested in TRUST.  This tabulation will be sent to TRUST in the form of a letter signed by a duly authorized officer of LIFE COMPANY attesting to the accuracy of the information contained in the letter.  If requested by LIFE COMPANY, the TRUST shall provide such documentation (including a final copy of the TRUST’s prospectus as set in type, a camera-ready copy or in print ready PDF electronic format ) and other assistance as is reasonably necessary in order for LIFE COMPANY to print the current prospectus for the TRUST.  Should LIFE COMPANY wish to print any of these documents in a format different from that provided by TRUST, LIFE COMPANY shall provide Trust with sixty (60) days’ prior written notice and LIFE COMPANY shall bear the cost associated with any format change.

3.3                               TRUST will provide, at its expense, LIFE COMPANY with the following TRUST (or individual Portfolio) documents, and any supplements thereto, with respect to prospective Variable Contract owners of LIFE COMPANY:

(i)                                     camera-ready copy or an electronic copy in print ready PDF format of the current prospectus for printing by the LIFE COMPANY;

(ii)                                  a copy of the statement of additional information suitable for duplication;

(iii)                               camera-ready copy of proxy material suitable for printing; and

(iv)                              camera-ready copy of the annual and semi-annual reports for printing by the LIFE COMPANY.

3.4                               TRUST will provide LIFE COMPANY, upon request, with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority.  LIFE COMPANY will provide TRUST, upon request, with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

3.5                               LIFE COMPANY agrees that it will cooperate with NB BD and the TRUST by providing to NB BD and the TRUST, within thirty (30) days prior to any deadline imposed by applicable laws, rules or regulations, information regarding shares sold and redeemed and whether the Separate Accounts are registered or unregistered under the ‘40 Act and any other information pertinent to enabling NB BD and the TRUST to pay registration or other fees with respect to the TRUST shares sold during the fiscal year in accordance with Rule 24f-2 or to register and qualify TRUST shares under any applicable laws, rules or regulations in a timely manner.

Article IV.  SALES MATERIALS; PRIVACY

4.1                               LIFE COMPANY will furnish, or will cause to be furnished, to TRUST and NB BD, each piece of sales literature or other promotional material in which TRUST or NB BD is named, at least five (5) Business Days prior to its intended use.  No such material will be used if TRUST or NB BD objects to its use in writing within five (5) Business Days after receipt of such material.

4.2                               TRUST and NB BD will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts are named, at least five (5) Business Days prior to its intended use.  No such material will be used if LIFE COMPANY objects to its use in writing within five (5) Business Days after receipt of such material.

4.3                               TRUST and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.

4.4                               LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in a registration statement or prospectus for TRUST, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by TRUST or its designee, except with the written permission of TRUST.

4.5                               For purposes of this Agreement, the phrase “sales literature or other promotional material” or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under FINRA rules, the ‘40 Act or the ‘33 Act.

4.6                               Subject to law and regulatory authority, each party hereto shall treat as confidential all information pertaining to the owners of the Variable Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as the confidential information may come into the public domain.  Each party hereto shall be solely responsible for the compliance of their officers, directors, employees, agents, independent contractors, and any affiliated and non-affiliated third parties with all applicable privacy-related laws and regulations including but not limited to the Gramm-Leach-Bliley Act and Regulation S-P.  The provisions of this Section 4.6  shall survive the termination of this Agreement.

Article V. POTENTIAL CONFLICTS

5.1                               The Board of Trustees of TRUST (the “Board”) will monitor TRUST for the existence of any material irreconcilable conflict between the interests of the Variable Contract owners of Participating Insurance Company Separate Accounts investing in the TRUST.  A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the TRUST are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard voting instructions of Variable Contract owners.

5.2                               LIFE COMPANY will report any potential or existing conflicts to the Board.  LIFE COMPANY will be responsible for assisting the Board in carrying out its responsibilities under the Conditions set forth in the notice issued by the SEC for the TRUST on April 12, 1995 (the “Notice”) (Investment Company Act Release No. 21003), by providing the Board with all information reasonably necessary for it to consider any issues raised.  This responsibility includes, but is not limited to, an obligation by LIFE COMPANY to inform the Board whenever Variable Contract owner voting instructions are disregarded by LIFE COMPANY.  These responsibilities will be carried out with a view only to the interests of the Variable Contract owners.

5.3                               If a majority of the Board or a majority of its disinterested trustees determines that a material irreconcilable conflict exists, affecting the LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of disinterested trustees), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the TRUST or any Portfolio thereof and reinvesting those assets in a different investment medium, which may include another Portfolio of TRUST or another investment company or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., Variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Variable Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.  If a material irreconcilable conflict arises because of LIFE COMPANY’s decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of the TRUST, to withdraw its Separate Account’s investment in the TRUST, and no charge or penalty will be imposed as a result of such withdrawal.  The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

For the purposes of this Section 5.3, a majority of the disinterested members of the Board shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will the TRUST or NB BD (or any other investment adviser of the TRUST) be required to establish a new funding medium for any Variable Contract.  Further, LIFE COMPANY shall not be required by this Section 5.3 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially affected by the irreconcilable material conflict.

5.4                               The Board’s determination of the existence of a material irreconcilable conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.

5.5                               No less than annually, LIFE COMPANY shall submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by these Conditions.  Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the Board.

Article VI.  VOTING

6.1                               LIFE COMPANY will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the ‘40 Act as requiring pass-through voting privileges for Variable Contract owners.  Accordingly, LIFE COMPANY, where applicable, will vote shares of TRUST held by its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners.  LIFE COMPANY shall vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions.

6.2                               If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the ‘40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then TRUST and/or LIFE COMPANY, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable.

Article VII.  INDEMNIFICATION

7.1                               Indemnification by LIFE COMPANY.  LIFE COMPANY agrees to indemnify and hold harmless TRUST and NB BD and each of their Trustees, directors, officers, employees and agents and each person, if any, who controls TRUST or NB BD within the meaning of Section 15 of the ‘33 Act (collectively, the “Indemnified Parties” for purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(a)                                 arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the Registration Statement, prospectus, or sales literature for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY by or on behalf of TRUST for use in the registration statement, prospectus or sales literature for the Variable Contracts or in the Variable

Contracts (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

(b)                                 arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of TRUST not supplied by LIFE COMPANY, or persons under its control) or wrongful conduct of LIFE COMPANY or any of its directors, officers, employees or agents, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

(c)                                  arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of TRUST or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to TRUST for inclusion therein by or on behalf of LIFE COMPANY; or

(d)                                 arise as a result of any failure by LIFE COMPANY to substantially provide the services and furnish the materials under the terms of this Agreement; or

(e)                                  arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

7.2                               LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations or duties under this Agreement or to TRUST, whichever is applicable.

7.3                               LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action.  LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from LIFE COMPANY to such party of LIFE COMPANY’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.4                               Indemnification by NB BD.  NB BD agrees to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the ‘33 Act (collectively, the “Indemnified Parties” for the purposes of this Article VII) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of NB BD which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements:

(a)                                 arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or sales literature of TRUST (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to NB BD or TRUST by or on behalf of LIFE COMPANY for use in the registration statement or prospectus for TRUST or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

(b)                                 arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Variable Contracts not supplied by NB BD or persons under its control) or wrongful conduct of TRUST or NB BD or persons under their control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

(c)                                  arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Variable Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such  alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY for inclusion therein by  or on behalf of TRUST; or

(d)                                 arise as a result of (i) a failure by TRUST to substantially provide the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in by  the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as  a “regulated investment company” under Subchapter M of the Code; or

(e)                                  arise out of or result from any material breach of  any representation and/or warranty made by NB BD or TRUST in this Agreement or arise out of or  result from any other material breach of this Agreement by NB BD or TRUST.

7.5                               NB BD shall not be liable under this  indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party’s willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party’s duties or by reason of such Indemnified Party’s reckless disregard of obligations and duties under this Agreement or to LIFE COMPANY, whichever is applicable.

7.6                               NB BD shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified NB BD in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify NB BD of any such claim shall not relieve NB BD from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision.  In case any such action is brought against the Indemnified Parties, NB BD shall be entitled to participate at its own expense in the defense thereof.  NB BD also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action.  After notice from NB BD to such party of NB BD’s election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and NB BD will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

7.7                               The provision of this Article VII shall survive the termination of this Agreement.

Article VIII.  TERM; TERMINATION

8.1                               This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

8.2                               This Agreement shall terminate in accordance with the following provisions:

(a)                                 At the option of LIFE COMPANY or TRUST at any time from the date hereof upon 180 days’ notice, unless a shorter time is agreed to by the parties;

(b)                                 At the option of LIFE COMPANY, if TRUST shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANY.  Prompt notice of election to terminate shall be furnished by LIFE COMPANY, said termination to be effective ten days after receipt of notice unless TRUST makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

(c)                                  At the option of LIFE COMPANY, upon the institution of formal proceedings against TRUST or NB BD by the SEC, FINRA or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY’s reasonable judgment, materially impair TRUST’s or NB BD’s ability to meet and perform their respective obligations and duties hereunder.  Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

(d)                                 At the option of TRUST, upon the institution of formal proceedings against LIFE COMPANY by the SEC, FINRA or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST’s reasonable judgment, materially impair LIFE COMPANY’s ability to meet and perform its obligations and duties hereunder.  Prompt notice of election to terminate shall be furnished by TRUST with said termination to be effective upon receipt of notice;

(e)                                  At the option of LIFE COMPANY, in the event TRUST’s shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by LIFE COMPANY.  Termination shall be effective immediately upon notice to TRUST;

(f)                                   At the option of TRUST if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if TRUST reasonably believes that the Variable Contracts may fail to so qualify.  Termination shall be effective upon receipt of notice by LIFE COMPANY;

(g)                                  At the option of LIFE COMPANY, upon TRUST’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten days after written notice of such breach is delivered to TRUST;

(h)                                 At the option of TRUST, upon LIFE COMPANY’s breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST within ten days after written notice of such breach is delivered to LIFE COMPANY;

(i)                                     At the option of TRUST, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law.  Termination shall be effective immediately upon such occurrence without notice to LIFE COMPANY;

(j)                                    At the option of LIFE COMPANY in the event that any Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision, or if LIFE COMPANY reasonably believes that any Portfolio may fail to so qualify.  Termination shall be effective immediately upon notice to the TRUST;

(k)                                 At the option of LIFE COMPANY in the event that any Portfolio fails to meet the diversification requirements specified in Article II hereof or if LIFE COMPANY reasonably believes that any Portfolio may fail to meet such diversification requirements.  Termination shall be effective immediately upon notice to the TRUST;

(l)                                     In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, TRUST, and NB BD, termination shall be effective immediately upon such occurrence without notice.

8.3                               Notwithstanding any termination of this Agreement pursuant to Section 8.2 hereof, TRUST shall, at the option of the LIFE COMPANY, continue to make available additional TRUST shares, as provided below, for so long as LIFE COMPANY desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as “Existing Contracts”).  Specifically, without limitation, if LIFE COMPANY so elects to make additional TRUST shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts.  In the event of a termination of this Agreement pursuant to Section 8.2 hereof, LIFE COMPANY, as promptly as is practicable under the circumstances, shall notify TRUST and NB BD whether LIFE COMPANY elects to continue to make TRUST shares available after such termination.  If TRUST shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect.

8.4                               Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, LIFE COMPANY shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to LIFE COMPANY’s assets held in the Separate Accounts or invested directly), and LIFE COMPANY shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts, until thirty (30) days after the LIFE COMPANY shall have notified TRUST of its intention to do so.

Article IX.  NOTICES

Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

If to TRUST or NB BD:

Neuberger Berman BD LLC

1290 Avenue of the Americas

New York, NY 10104

Attention: General Counsel — Mutual Funds

If to LIFE COMPANY:

Protective Life Insurance Company

2801 Highway 280 South

Birmingham, AL  35223

Attention: Senior Vice President, Chief Product Officer

With a copy to:

Senior Counsel — Variable Products

Protective Life Corporation

2801 Highway 280 South

Birmingham, AL  35223

Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

Article X. MISCELLANEOUS

10.1                        The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

10.2                        This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

10.3                        If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

10.4                        This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.  It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

10.5                        The parties agree that the assets and liabilities of each Portfolio are separate and distinct from the assets and liabilities of each other Portfolio.  No Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio.  No Trustee, officer or agent shall be personally liable for such debt, obligation or liability of any Portfolio.

10.6                        Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, FINRA, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

10.7                        The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

10.8                        No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, NB BD and the LIFE COMPANY.

ARTICLE XI. SHAREHOLDER INFORMATION — RULE 22C-2

11.1                        LIFE COMPANY agrees to provide promptly, to the TRUST, upon Written request, the taxpayer identification number (“TIN”), the Individual/International Taxpayer Identification Number (“ITIN”) or other government-issued identifier (“GII”), if known, of any or all Contractholder(s) who have purchased, redeemed, transferred or exchanged Shares held through a Separate Account with LIFE COMPANY during the period covered by the request and the amount, date, name or other identifier of any investment professional(s) associated with the Contractholder(s) or the Separate Account (if known), and transaction type (purchase, redemption, transfer or exchange) of every purchase, redemption, transfer or exchange of Shares.  To the extent practicable, the format for any transaction information provided to the Participating Fund should be consistent with the National Securities Clearing Corporation Standardized Data Reporting Format. Unless otherwise specifically and reasonably requested by the TRUST, the LIFE COMPANY shall only be required to provide information relating to Contractholder Initiated Transfer Purchases or Contractholder Initiated Redemptions.

11.2                        Requests must set forth a specific period, not to exceed ninety days from the date of the request, for which transaction information is sought.  The TRUST may request transaction data older than ninety days from the date of the request as it deems necessary to investigate compliance with policies established by the TRUST for the purpose of eliminating or reducing dilution to the value of the outstanding Shares issued by the TRUST.

11.3                        LIFE COMPANY agrees to use best efforts to determine, promptly upon request of the TRUST, whether any person that holds Shares through LIFE COMPANY or its Separate Account is an “indirect intermediary” as defined in Rule 22c-2 under the 1940 Act (an “Indirect Intermediary”), and upon further request of the TRUST, (i) provide or arrange to have provided the information set forth in Section 11.1 of this Article XI regarding Contractholders who hold an account with an Indirect Intermediary; or (ii) restrict or prohibit the Indirect Intermediary from purchasing Shares on behalf of itself or other persons.  LIFE COMPANY agrees to inform the TRUST whether LIFE COMPANY plans to perform (i) or (ii).

11.4                        TRUST and NB BD agree not to use the information received under this Article XI for marketing or any other similar purpose without the prior written consent of LIFE COMPANY.11.5 LIFE COMPANY agrees to execute Written instructions from the TRUST to restrict or prohibit further purchases or exchanges of Shares by a Contractholder who has been identified by the TRUST as having engaged in transactions of Shares (directly or indirectly through a Separate Account) that violate the policies established by the TRUST for the purpose of eliminating or reducing any dilution of the value of its Shares. Unless otherwise directed by the TRUST, any such restrictions or prohibitions shall only apply to Contractholder Initiated Transfer Purchased or Contractholder Initiated Transfer Redemptions that are affected directly or indirectly through the LIFE COMPANY.

11.5                        Instructions provided to LIFE COMPANY will include the TIN, ITIN or GII, if known, and the specific restriction(s) to be executed.  If the TIN, ITIN or GII is not known, the instructions will include an equivalent identifying number of the Contractholder(s) or account(s) or other agreed-upon information to which the instructions relates.

11.6                        LIFE COMPANY must provide Written confirmation to the TRUST that instructions have been executed.  LIFE COMPANY agrees to provide the confirmation as soon as reasonably practicable, but not later than ten Business Days after the instructions have been executed.

11.7                        For purposes of this Article XI only,

a.                                      “Written” communications include electronic communications and facsimile transmissions;

b.                                      “TRUST” does not include any “excepted funds” as defined in Rule 22c-2(b) under the 1940 Act; and

c.                                       “Contractholder” shall include, as applicable, (i) the beneficial owner of Shares, whether the Shares are held directly by Contractholder or by LIFE COMPANY in nominee name; (ii) a Separate Account unit holder, notwithstanding that the Separate Account may be deemed to be the beneficial owner of Shares; or (iii) the holder of interests in a TRUST underlying a variable annuity or variable life insurance contract.

d.                                      The term “Contractholder Initiated Transfer Purchase” means a transaction that is initiated or directed by a Contractholder that results in a transfer of assets within a Variable Contract to a TRUST Portfolio, but does not include transactions that are executed:  (i) automatically pursuant to a contractual or systematic program or enrollment such as a transfer of assets within a Variable Contract to a TRUST Portfolio as a result of “dollar cost averaging” programs, LIFE COMPANY approved asset allocation programs, or automatic rebalancing programs; (ii) pursuant to a Contract death benefit; (iii) as a result of a one-time step-up in Variable  Contract value pursuant to a Contract death benefit; (iv) as a result of an allocation of assets to a TRUST Portfolio through a Variable Contract as a result of payments such as loan repayments, scheduled contributions, retirement plan salary reduction contributions, or planned premium payments to the Variable Contract; or (v) pre-arranged transfers at the conclusion of a required “free look” period.

e.                                       The term “Contractholder Initiated Transfer Redemption” means a transaction that is initiated or directed by a Contractholder that results in a transfer of assets within a Variable Contract out of a TRUST Portfolio, but does not include transactions that are executed:  (i) automatically pursuant to a contractual or systematic program or enrollments such as transfers of assets within a Variable Contract out of a TRUST Portfolio as a result of annuity payouts, loans, systematic withdrawal programs, LIFE COMPANY approved asset allocation programs and automatic rebalancing programs; (ii) as a result of any deduction of charges or fees under a Variable Contract; (iii) within a Variable Contract out of a TRUST Portfolio as a result of scheduled withdrawals or surrenders from a Variable Contract; or (iv) as a result of payment of a death benefit from a Variable Contract.

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IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

NEUBERGER BERMAN	NEUBERGER BERMAN BD LLC
ADVISERS MANAGEMENT TRUST

By:
By:	Name:
Name:	Title:
Title:

PROTECTIVE LIFE INSURANCE COMPANY

By:
Name: Title:

Attest:
Name:

Appendix A

All classes of shares of the TRUST, whether now existing or hereinafter created, and not closed to new investors.

ADDENDUM A

RULES 30e-3 and 498A AGREEMENT

This Addendum (the “Addendum”) to the Fund Participation Agreement (the “Participation Agreement”) is entered into as of November 30, 2020, by and among Protective Life Insurance Company (the “Company”), on its own behalf and on behalf of each separate account of the Company (individually and collectively the “Accounts”), Neuberger Berman Advisers Management Trust (the “Fund”), a Delaware statutory trust, and Neuberger Berman BD LLC (the “Underwriter”), a Delaware limited liability company (collectively, the “Parties”).

RECITALS

WHEREAS, pursuant to the Participation Agreement among the Parties, the Company invests in shares of certain of the portfolios of the Fund (the “Portfolios”) as a funding vehicle for the Accounts that issue variable annuity and/or life insurance contracts (the “Variable Contracts”) to persons that are registered owners of such Variable Contracts on the books and records of the Company (the “Contract Owners”);

WHEREAS, the Accounts are registered as unit investment trusts under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Company, on behalf of the Accounts, has certain obligations pursuant to Rule 30e-2 under the 1940 Act to deliver Fund shareholder reports to Contract Owners, which obligations may be satisfied by compliance with Rule 30e-3 under the 1940 Act (“Rule 30e-3”);

WHEREAS, the Company intends to comply with the requirements, terms and conditions of Rule 30e-3 in order to satisfy its obligation to deliver Fund shareholder reports to Contract Owners, including hosting the website of certain fund materials required by Rule 30e-3;

WHEREAS, Section 5(b)(2) of the Securities Act of 1933, as amended (the “1933 Act”) may require that a Statutory Prospectus (as defined in Rule 498A under the 1933 Act; “Rule 498A”) for the Portfolios be delivered to Contract Owners under certain circumstances;

WHEREAS, the Parties intend to meet any such Portfolio Statutory Prospectus delivery requirement by relying on (and complying with the requirements, terms and conditions of) paragraph (j) of Rule 498A for “on-line” delivery;

WHEREAS, paragraph (j) of Rule 498A requires, inter alia, that some of the Fund Documents (defined below) be posted and maintained on a website specified on the cover page of the Summary Prospectus for the Variable Contracts, and the Company intends to host (or hire a third party to host on its behalf) said website;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Company, the Fund, and the Underwriter hereby agree as follows:

1.                                              Provision of Fund Documents; Website Posting.

(a).                                     Fund Documents. The Fund (and Underwriter) is (are) responsible for preparing and providing the following “Fund Documents,” as specified in paragraph (b)(1) of Rule 30e-3 and paragraph (j)(1)(iii) of Rule 498A:

(i)                                    Summary Prospectus for the Portfolios;

(ii)                                Statutory Prospectus for the Portfolios;

(iii)                            Statement of Additional Information (“SAI”) for the Portfolios; and

(iv)                             Most Recent Annual and Semi-Annual Reports to Shareholders (under Rule 30e-1 under the 1940 Act) for the Portfolios (together, the “Shareholder Reports”) (referred to in Rule 30e-3 as the “Current” and “Prior” Report to Shareholders).

(v)                                 Portfolio Holdings For Most Recent First and Third Fiscal Quarters (together with the complete portfolio holdings specified in (v) above, the “Portfolio Holdings”).

(b).                              Deadline for Providing, and Currentness of, Fund Documents.

(i).            The Fund and the Underwriter shall provide the Summary Prospectus, Statutory Prospectus, and SAI for the Portfolios to the Company (or its designee) on a timely basis (to facilitate the required website posting) and provide any supplements and/or restated documents, as necessary, in order to facilitate a continuous offering of the Portfolio Company’s securities and the Variable Contracts.

(ii).                 The Fund and the Underwriter shall provide the Shareholder Reports and Portfolio Holdings generally no later than five (5) days before the Shareholder

Reports are required to be posted (to facilitate the required website posting).

(c).                               Format of Fund Documents. The Fund and the Underwriter shall provide the Fund Documents to the Company (or its designee) in an electronic format that is suitable for website posting, and in a format, or formats, that are convenient for both reading online and printing on paper (in accordance with Rule 30e-3 and Rule 498A).

(d).                             Website Hosting. The Company shall be responsible for and shall fulfill the website posting and other applicable requirements and obligations of the Accounts specified in Rules 30e-3(b) and 498A(j).  The Company shall host and maintain the website specified in paragraph (j)(1)(iii) of Rule 498A, so that the Fund Documents are publicly accessible, free of charge, at that website, in accordance with the conditions set forth in that paragraph.

(e).                              Paper Notice to Contract Owners. The Company shall provide the paper notice to its Contract Owners in accordance with paragraphs (c) and (d) of Rule 30e-3.

(f).                                  Use of Summary Prospectuses.

(i).                                 The Company shall ensure that an Initial Summary Prospectus is used for each currently offered Variable Contract described under the related registration statement, in accordance with paragraph (j)(1)(i) of Rule 498A.

(ii).                             The Company shall ensure that the Updating Summary Prospectus is used for each currently offered and previously offered Variable Contract, which is still in registration and for which a Prospectus is issued annually

(iii).                         The Fund and Underwriter shall ensure that a summary prospectus is used for the Portfolios, in accordance with paragraph (j)(1)(ii) of Rule 498A.

2.                                              Provision of Fund Documents for Paper Delivery. The Fund and the Underwriter shall:

(a).                              At their expense, as the Company may reasonably request from time to time, provide the Company with sufficient paper copies of the then current Fund Documents, so that the Company may maintain a supply of such current paper documents sufficient in its reasonable judgment to meet anticipated requests from Contract Owners (see paragraphs (e) and (f) of Rule 30e-3 and paragraphs (i)(1) and (j)(3) of Rule 498A). Such Company requests shall be fulfilled reasonably promptly, but in no event more than 7 business days after the request from the Company is received by either the Fund or the Underwriter.

(b).                              Alternatively, if requested by the Company in lieu thereof, the Fund or its designee shall provide such electronic or other documentation, and such other assistance as is reasonably necessary to have the then current Fund Documents printed for distribution; the reasonable costs of providing the electronic documentation and of such printing to be borne by the Fund.

(c).                               The Fund and/or the Underwriter shall reimburse the Company for the reasonable costs of mailing the Fund Documents to Contract Owners.

(d).                              The Company shall fulfill Contract Owner elections to receive future Fund shareholder reports in paper, in accordance with paragraph (f) of Rule 30e-3.

3.                                                  Portfolio Expense and Performance Data. The Fund shall provide such data regarding each Portfolio’s expense ratios and investment performance as the Company shall reasonably request, to facilitate the registration, sale and preparation of the annually updated registration statement of the Variable Contracts on a timely basis.

4.                                              Construction of this Addendum; Participation Agreement.

(a).                              This Addendum shall be interpreted to be consistent with, and to facilitate compliance with and reliance on, Rule 30e-3 under the 1940 Act and Rule 498A (including paragraph (j) thereof) under the 1933 Act and any interpretations of those Rules by the Securities and Exchange Commission, its staff, courts, or other appropriate legal authorities.

(b).                              To the extent the terms of this Addendum conflict with the terms of the Participation Agreement, the terms of this Addendum shall control; otherwise, and except as otherwise specifically set forth in this Addendum, the terms of the Participation Agreement shall continue to apply, and shall apply to the duties, responsibilities, rights and obligations of the Parties under and pursuant to this Addendum.

5.                                              Termination. This Addendum shall terminate upon the earlier of:

(a).                              termination of the Participation Agreement; or

(b).                              60 days written notice from any Party to the other Parties.

6.                                              Indemnification. The Fund and the Underwriter specifically agree to indemnify and hold harmless the Company (and its officers, directors, and employees) from any and all liability, claim, loss, demand, damages, costs and expenses (including reasonable attorney’s fees) arising from or in connection with any claim or action of any type whatsoever brought against the Company (or its officers, directors, and employees) as a result of any failure that constitutes gross negligence, reckless disregard or willful misfeasance by the Fund or Underwriter to provide the Fund Documents in accordance with the terms of this Addendum or to fulfill their other duties and responsibilities under this Addendum or for any other breach of this Addendum.  The Company specifically agrees to indemnify and hold harmless the Fund and/or the Underwriter (and their officers, directors, and employees) from any and all liability, claim, loss, demand, damages, costs and expenses (including reasonable attorney’s fees) arising from or in connection with any claim or action of any type whatsoever brought against the Fund and/or the Underwriter (or their officers, directors, and employees) as a result of any failure that constitutes gross negligence, reckless disregard or willful misfeasance by the Company to fulfill its duties and responsibilities under this Addendum or for any other breach of this Addendum. These indemnifications shall be in addition to and not in lieu of the indemnification provided for in the Participation Agreement or any other addendums or amendments thereto, but otherwise shall be subject to and in accordance with the terms and conditions of the Participation Agreement.

7.                                              Counterparts and Delivery. This Addendum may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument. A signed copy of this Addendum delivered by facsimile or by emailing a copy in .pdf form shall be treated as an original and shall bind all Parties just as would the exchange of originally signed copies.

8.                                              Several Liability. The responsibilities, obligations, duties and liabilities of the Fund are separate and distinct from the responsibilities, obligations, duties and liabilities of the Underwriter.  Furthermore, the Parties agree that the assets and liabilities of each Portfolio are separate and distinct from the assets and liabilities of each other Portfolio, and that no Portfolio shall be liable or shall be charged for any debt, obligation or liability of any other Portfolio.